AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2023

Registration No. 333-226445

Registration No. 333-234176

Registration No. 333-248472

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-4 REGISTRATION STATEMENT NO. 333-226445

FORM S-4 REGISTRATION STATEMENT NO. 333-234176

FORM S-4 REGISTRATION STATEMENT NO. 333-248472

UNDER

THE SECURITIES ACT OF 1933

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6200	13-4063515
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Merkel

Executive Vice President and General Counsel

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leland Benton

Howard Kenny

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave. NW

Washington, District of Columbia 20004

(202) 739-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-4 (collectively, the “Prior Registration Statements”) of BGC Partners, Inc. (“BGC”) is being filed with the Securities and Exchange Commission (the “SEC”) to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements:

1.

Registration Statement No. 333-226445 on Form S-4, originally filed with the SEC on July 31, 2018 and declared effective by the SEC on August 10, 2018, registering the offer to exchange up to $450,000,000 aggregate principal amount of registered 5.375% Senior Notes due 2023 for all $450,000,000 aggregate principal amount of BGC’s then-outstanding unregistered 5.375% Senior Notes due 2023.

2.

Registration Statement No. 333-234176 on Form S-4, originally filed with the SEC on October 11, 2019 and declared effective by the SEC on October 24, 2019, registering the offer to exchange up to $300,000,000 aggregate principal amount of registered 3.750% Senior Notes due 2024 for all $300,000,000 aggregate principal amount of BGC’s then-outstanding unregistered 3.750% Senior Notes due 2024.

3.

Registration Statement No. 333-248472 on Form S-4, originally filed with the SEC on August 28, 2020 and declared effective by the SEC on September 8, 2020, registering the offer to exchange up to $300,000,000 aggregate principal amount of registered 4.375% Senior Notes due 2025 for all $300,000,000 aggregate principal amount of BGC’s then-outstanding unregistered 4.375% Senior Notes due 2025.

BGC has terminated all offerings of its securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by BGC in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, BGC hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BGC Partners, Inc. has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 21, 2023.

BGC PARTNERS, INC.

/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman of the Board and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance on Rule 478 under the Securities Act.

[Signature Page to Post-Effective Amendment No. 1 to the BGC Partners, Inc. Prior Registration

Statements for the exchange of its Senior Notes]